SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021 (May 17, 2021)

 CRANK MEDIA INC

(Exact name of registrant as specified in its charter)

Nevada	333-216783	33-1227600
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Stephen Brown 1720-650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N8
(Address of principal executive offices)

604-558-2515
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01. Other Events.

Effective as of May 17, 2021, the Registrant entered into a non-binding letter of intent with Cybernetics Technology, Inc., a Wyoming corporation (“Cybernetics”).  The non-binding letter of intent sets forth the intent of the parties for the Registrant to sell the virtual reality assets of the Registrant to Cybernetics.  The letter of intent does not provide for the price or other consideration that will be paid to the Registrant by Cybernetics, and it does not provide any other terms on which the transaction would occur.

Any such transaction would require the approval of the board of directors of the Registrant.  In addition, any such transaction also would require for the parties to agree on the price or other consideration to be paid by the Registrant and all the other terms of a definitive agreement.  There is no assurance that this transaction will occur.

Stephen Brown is the CEO, a member of the board, and the majority stockholder of the Registrant.  Mr. Brown also is the CEO and sole director of Cybernetics.  Mr. Brown does not own any stock or other ownership interest in Cybernetics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Crank Media Inc.

By: /s/ Stephen Brown

Name: Stephen Brown

Title: Chief Executive Officer and President

Dated: May 21, 2021

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